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                                                                   Exhibit 23



                       Consent of Independent Auditors


We consent to the use of our report on the financial statements for the years ended December 31, 1996 and December 31, 1995 of Kenn's Pharmacy, Inc., dated December 18, 1997 in the Form 8-K/A of HORIZON Pharmacies, Inc.



Herold, Howard & Madsen, P.C.
Certified Public Accountants
Dallas, Texas
December 23, 1997